Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

March 31, 2022

AXIL & ASSOCIATED BRANDS CORP.

BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,198,924	$1,916,683
Accounts receivable, net	185,762	254,465
Inventory, net	941,295	1,186,924
Prepaid expenses and other current assets	376,345	412,790

Total Current Assets	3,702,326	3,770,862

OTHER ASSETS:
Property and equipment, net	15,675	18,194
Intangible assets, net	13,750	15,000

Total Other Assets	29,425	33,194

TOTAL ASSETS	$3,731,751	$3,804,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$346,316	$514,140
Accrued expenses	387,396	346,787
Contract liabilities	1,185,734	1,132,420
Loan payable, current	21,819	31,487

Total Current Liabilities	1,941,265	2,024,834

LONG TERM LIABILITIES:
Loan payable	135,394	142,706

Total Liabilities	2,076,659	2,167,540

Commitments and contingencies (see Note 10)	—	—

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value: 300,000,000 shares authorized; 59,525,315 and 59,013,428 shares issued, issuable and outstanding as of March 31, 2022 and December 31, 2021, respectively	59,525	59,013
Additional paid-in capital	5,354,534	4,619,762
Accumulated deficit	(3,758,967)	(3,042,259)

Total Stockholders’ Equity	1,655,092	1,636,516

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,731,751	$3,804,056

See accompanying notes to these condensed unaudited consolidated financial statements

AXIL & ASSOCIATED BRANDS CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2022	2021

Sales, net	$4,793,011	$2,391,979

Cost of sales	1,274,967	728,006

Gross profit	3,518,044	1,663,973

OPERATING EXPENSES:
Selling and marketing expenses	924,035	491,182
Advertising expenses	2,039,780	809,821
Compensation and related expenses	628,326	274,252
General and administrative	640,525	158,313

Total Operating Expenses	4,232,666	1,733,568

LOSS FROM OPERATIONS	(714,622)	(69,595)

OTHER INCOME (EXPENSE):
Interest income	15	84
Interest expense	(2,101)	(14,581)

Other Income (Expense), Net	(2,086)	(14,497)

LOSS BEFORE PROVISION FOR INCOME TAXES	(716,708)	(84,092)

Provision for income taxes	—	—

NET LOSS	$(716,708)	$(84,092)

NET LOSS PER COMMON SHARE - Basic and diluted	$(0.01)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	56,068,496	50,000,000

See accompanying notes to these condensed unaudited consolidated financial statements

Axil and Associated Brands Corps

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

(UNAUDITED)

For the three months ended March 31, 2022
			Common Stock		Additional		Total Stockholders’
	Preferred Stock		Issued And Issuable		Paid-in	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2021	—	$—	59,013,428	$59,013	$4,619,762	$(3,042,259)	$1,636,516

Issuance of common stock for cash	—	—	480,690	481	572,071	—	572,552

Common stock issued and to be issued for services	—	—	31,197	31	162,701	—	162,732

Net loss for the three months ended March 31, 2022	—	—	—	—	—	(716,708)	(716,708)

Balance, March 31, 2022	—	$—	59,525,315	$59,525	$5,354,534	$(3,758,967)	$1,655,092

For the three months ended March 31, 2021
			Common Stock		Additional		Total Stockholders’
	Preferred Stock		Issued And Issuable		Paid-in	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2020	—	$—	50,000,000	$50,000	$271,439	$(454,014)	$(132,575)

Net loss for the three months ended March 31, 2021	—	—	—	—	—	(84,092)	(84,092)

Balance, March 31, 2021	—	$—	50,000,000	$50,000	$271,439	$(538,106)	$(216,667)

See accompanying notes to these condensed unaudited consolidated financial statements

AXIL & ASSOCIATED BRANDS CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(716,708)	$(84,092)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,769	2,764
Bad debts	—	25,640
Stock issued for consulting	162,732	—
Change in operating assets and liabilities:
Accounts receivable	68,703	(110,803)
Inventory	245,630	35,019
Prepaid expenses and other current assets	27,096	150,570
Accounts payable	(167,830)	48,001
Accrued expenses	40,610	2,303
Lease liability	—	(207)
Deferred revenues	53,314	37,922

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(282,684)	107,117

CASH FLOWS FROM INVESTING ACTIVITIES	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	572,556	—
Repayment of loan payable to related party	—	(57,000)
Repayments of loan payable	(7,631)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	564,925	(57,000)

NET INCREASE IN CASH	282,241	50,117

CASH - Beginning of period	1,916,683	285,183

CASH - End of period	$2,198,924	$335,300

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$16,434	$1,196
Income taxes	$—	$—

See accompanying notes to these condensed unaudited consolidated financial statements

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Note 1 – Organization

AXIL and Associated Brands, Corp. (the “Company”; “we”; “us”) was incorporated on June 4, 2021 in the State of Delaware as a reorganization of predecessor entities. It is a medical device company dedicated to improving the quality of life of people by providing hearing enhancement and protection.

The Company acquired all of the issued and outstanding shares of AXIL, LLC a Utah Limited Liability Corporation (Axil), pursuant to an Agreement for Share Exchange on June 25, 2021. AXIL, LLC was the parent of several wholly owned subsidiaries including AXIL Performance Hearing LLC and SportEAR, LLC. The Company acquired 100% ownership of AXIL, LLC in exchange for 50,000,000 shares of common stock of the Company. As the major shareholders of Axil retained control of both the Company and Axil, the share exchange was accounted for as a reorganization and recapitalization. As such, the Company recognized the assets and liabilities of Axil, acquired in the merger, at their historical carrying amounts. Axil was incorporated in the State of Utah on December 31, 2012. The reorganization and recapitalization has been reflected retroactively for all periods presented in the accompanying consolidated financial statements.

The Company is engaged in the manufacturing, marketing, sale and distribution of professional quality hearing enhancement and hearing protection products throughout the United States, Mexico, Canada, Europe, Australia, New Zealand and Asia. The Company’s innovative product and go-to-market approach addresses the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The unaudited financial statements for the three months ended March 31, 2022 and 2021 have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the management, all adjustments necessary to present fairly our financial position, results of operations, and cash flows as of March 31, 2022 and 2021, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. The unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual financials filing in the Form 8-K. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full year.

Risk and Uncertainty Concerning COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. We are currently monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread. All of our vendor Chinese facilities were temporarily closed for a period of time. Most of these facilities have been reopened since July 2020. Depending on the progression of the outbreak, our ability to obtain necessary supplies and ship finished products to customers may be partly or completely disrupted globally. Also, our ability to maintain appropriate labor levels could be disrupted. If the coronavirus continues to progress, it could have a material negative impact on our results of operations and cash flow, in addition to the impact on its employees. We have concluded that while it is reasonably possible that the virus could have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management is focused on growing the Company’s existing products offering, as well as its customer base, to increase its revenues. The Company cannot give assurance that it can increase its cash balances or limit its cash consumption and thus maintain sufficient cash balances for its planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. The Company may need to raise additional capital in the future. However, the Company cannot assure that it will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that the Company has sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying financial statements.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss and cash used in operations of $716,708 and $282,684, respectively, for the three months ended March 31, 2022.  Additionally, the Company had an accumulated deficit of $3,758,967 at March 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent on the Company’s ability to implement its business plan, raise capital, and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. Management intends to raise and has been raising additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, inventory valuations, the useful life of property and equipment, the valuation of deferred tax assets, the value of stock-based compensation, the fair value of non-cash common stock issuances, warranty liability and the allowance on sales returns.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of providing on allowance for doubtful accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Management regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice, each customer’s expected ability to pay, and the collection history with each customer, when applicable, to determine whether a specific allowance is appropriate. The company also maintains a general allowance on all the accounts receivables The allowance for doubtful accounts charges are recorded as a component of general and administrative expenses in the consolidated statements of operations.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of advances to suppliers, cash prepayment to vendors for trade shows which will occur within a year and prepaid consulting fee. Upon shipment of the purchase inventory, the Company reclassifies the advances to supplier into inventory.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Inventory

The Company values inventory, consisting of finished goods and raw materials, at the lower of cost and net realizable value. Cost is determined using an average cost method. Inventory consists of purchased components for producing hearing enhancement and hearing protection products and accessories and finished goods. Provisions for slow-moving, excess or obsolete inventories are recorded when required to reduce inventory values to their estimated net realizable values based on product life cycle, development plans or quality issues.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the statement of operations.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment losses during the three months ended March 31, 2022 and 2021.

Leases

The Company adopted Accounting Standards Codification (“ASC”) Topic 842, “Leases” (“ASC 842”) on January 1, 2019, as discussed below in the section titled “Recently adopted accounting pronouncements”. Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and the current and noncurrent portions of the operating lease liability are included as operating lease liabilities in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized based on the present value of lease payments over the lease term at the commencement date of the lease. ROU assets also include any initial direct costs incurred and any lease payments made at or before the lease commencement date, less any lease incentive received. As the Company’s leases do not provide an implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Product warranty

The Company provides a one-year or three-year limited warranty on its hearing enhancement and hearing protection products. The Company records the costs of repairs and replacements, as they are incurred, to the cost of revenues.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Revenue recognition and contract liabilities

The Company follows Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers,.  This revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied.

Identify the contract with a customer. The Company generally considers completion of a sales order (which requires customer acceptance of the Company’s click-through terms and conditions for website sales and authorization of payment through credit card or another form of payment for sales made over the phone) as a customer contract provided that collection is considered probable. For payments that are not made upfront by credit card, the Company assesses customer creditworthiness based on credit checks, payment history, and/or other circumstances. For payments involving third party financier payors, the Company validates customer eligibility and reimbursement amounts prior to shipping the product.

Identify the performance obligations in the contract. Product performance obligations include shipment of hearing enhancement and hearing protection systems and related accessories and service performance obligations include extended warranty coverage.

However, as the historical redemption rate under the policy has been low, the option is not accounted for as a separate performance obligation. The Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

Determine the transaction price and allocation to performance obligations. The transaction price in the Company’s customer contracts consists of both fixed and variable consideration. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration includes the 30-days right of return that applies to all products. To estimate product returns, the Company analyzes historical return levels, current economic trends, and changes in customer demand. Based on this information, the Company reserves a percentage of product sale revenue and accounts for the estimated impact as a reduction in the transaction price.

Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis.

Recognize revenue when or as the Company satisfies a performance obligation. Revenue for products (hearing enhancement and hearing protection systems with related accessories) is recognized at a point in time, which is generally upon shipment. Revenue for services (extended warranty) is recognized over time on a ratable basis over the warranty period.

As of March 31, 2022 and December 31, 2021, contract liabilities associated with product invoiced but not received by customers at the balance sheet date was $127,851 and $137,495; contract liabilities associated with unfulfilled performance obligations for warranty services offered for a period of one to three years was $941,757 and $820,809, and contract liabilities associated with unfulfilled performance obligations for customers’ right of return was $116,126 and $174,116, respectively. Our contract liabilities amounts are expected to be recognized over a period of one year to three years.

Cost of Revenues

The primary components of cost of revenues include the cost of product and shipping fees.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Shipping and Handling

The Company accounts for shipping and handling fees in accordance with ASC 606. While amounts charged to customers for shipping products are included in revenues, the related costs of shipping products to customers are recorded in cost of revenues as incurred.

Marketing, selling and advertising

Marketing, selling and advertising costs are expensed as incurred.

Fair value measurements and fair value of financial instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including prepaid expenses, deposits, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Income Taxes

The Company was organized as an LLC, prior to July 1, 2021 and all the income and losses passed through the personal taxes of the members, until that time.

From July , 2021, the Company started accounting for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires measurement of the cost of employee and non-employee grants at fair value on the grant date in the financial statements. The employee grants are to be recognized over the shorter of the service or vesting period whereas the non-employee grants are recognized over the requisite service period. ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Net income (loss) per share of common stock

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. At March 31, 2022 and 2021, the Company had no potentially dilutive securities outstanding.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain convertible instruments. Among other things, under ASU 2020-06, the embedded conversion features no longer must be separated from the host contract for convertible instruments with conversion features that are required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. ASU 2020-06 also eliminates the use of the treasury stock method when calculating the impact of convertible instruments on diluted Earnings per Share. For the Company, the provisions of ASU 2020-06 are effective for its fiscal year beginning on June 1, 2024. Early adoption is permitted, subject to certain limitations. Based on the Company’s preliminary evaluation it does not believe adoption will have a material impact on its consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12, among other things, (a) eliminates the exception to the incremental approach for intra-period tax allocation when there is a loss from continuing operations and income (or a gain) from other items, (b) eliminates the exception to the general methodology for calculating income taxes in an interim period when the year-to-date loss exceeds the anticipated loss for the year, (c) requires than an entity recognize a franchise tax (or a similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, and (d) requires than an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation for the interim period that includes the enactment date. For public companies, these amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted ASU 2019-12 effective January 1, 2021. The adoption did not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, as if the acquirer had originated the contracts. ASU 2021-08 is effective for annual periods beginning after December 15, 2022, and interim periods within those years, with early adoption permitted. The Company does not expect the standard to have a material effect on its consolidated financial statements

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Note 3 – Accounts Receivable

Accounts receivable, consisted of the following:

	March 31, 2022	December 31, 2021
Customers Receivable	$213,629	$274,629
Merchant Processor Receivable	71,648	79,351
Less: Allowance for doubtful accounts	(99,515)	(99,515)
	$185,762	$254,465

The Company recorded bad debt expense of $0 and $25,640 during the three months ended March 31, 2022 and 2021, respectively.

Note 4 – Inventory

Inventory consisted of the following:

	March 31, 2022	December 31, 2021
Finished Goods	$750,351	$1,071,210
Raw Materials	190,944	115,714
	$941,295	$1,186,924

At March 31, 2022 and December 31, 2021, inventory in transit amounted to $79,365 and $128,198, respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Note 5 – Property and Equipment

Property and equipment, stated at cost, consisted of the following:

	Estimated Life	March 31, 2022	December 31, 2021

Computer Equipment	3 Years	$23,072	$23,072
Office Equipment	5-10 Years	36,362	36,362
Less: Accumulated Depreciation		(43,759)	(41,240)
		$15,675	$18,194

Depreciation expense amounted to $2,519 and $2,764 for the three months ended March 31, 2022 and 2021, respectively.

Note 6 – Intangible Assets

Intangible assets comprise of licensing rights purchased to use brand names. These rights are being amortized over a period of three years. As of March 31, 2022 and 2021, intangible assets amounted to $20,000 and $0, respectively.

	March 31, 2022	December 31, 2021

Licensing Rights	$20,000	$20,000
Less: Accumulated Depreciation	(6,250)	(5,000)
	$13,750	$15,000

The Company recorded amortization expense of $1,250 and $0 in the accompanying financial statements for the three months ended March 31, 2022 and 2021.

Note 7 - Accrued Expenses

Accrued expenses comprised of the following:

	March 31, 2022	December 31, 2021
Credit Cards	$181,782	$194,046
Accrued Payroll	105,436	76,779
Accrued Royalty Payments	68,070	68,070
Other Accrued Expenses	32,108	7,892
	$387,396	$346,787

The accrued royalty payments are in relation to payments being made to a dealer for using their brand name on the product sold. Such payments are made to the dealer on a quarterly basis.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Note 8-Loan Payable

During the year ended December 31, 2020, a commercial bank granted to the Company a loan (the “Loan”) in the amount of $195,617, which is administered under the authority and regulations of the U.S. Small Business Administration pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Loan was evidenced by a note dated April 5, 2020, bore interest at an annual rate of 1.0% and matured on April 4, 2021. The Note may be prepaid without penalty, at the option of the Company, at any time prior to maturity. Proceeds from loans granted under the CARES Act are intended to be used for payroll, costs to continue employee group health care benefits, rent, utilities, and certain other qualified costs (collectively, “qualifying expenses”). The Company intends to use the loan proceeds for qualifying expenses. The Company’s borrowings under the Loan may be eligible for loan forgiveness if used for qualifying expenses incurred during the “covered period,” as defined in the CARES Act, except that the amount of loan forgiveness is limited to the amount of qualifying expenses incurred during the 8-week period commencing on the loan effective date. In addition, the amount of any loan forgiveness may be reduced if there is a decrease in the average number of full-time equivalent employees of the Company during the covered period, compared to the comparable period in the prior calendar year. The Company’s indebtedness, after any such loan forgiveness, is payable in 18 equal monthly installments commencing on October 5, 2020, with all amounts due and payable by the maturity. In April 2021, the Company received a loan forgiveness in the amount of $179,843 of which amount $178,194 was principal forgiveness and $1,649 was interest forgiveness. The balance loan of $17,423 and accrued interest of $221 was paid off by the Company during the year ended December 31, 2021. As at March 31, 2022 and December 31, 2021, the balance outstanding on the loan was $0. The Company recorded an interest expense of $0 and $1,579, during the three months ended March 31, 2022 and 2021, on the loan in the accompanying consolidated financial statements.

During the year ended December 31, 2020, a commercial bank granted to the Company a loan (the “Loan”) in the amount of $150,000, which is administered under the authority and regulations of the U.S. Small Business Administration pursuant to the Economic Injury Disaster Loan Program (the “EIDL”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Loan, which is evidenced by a note dated May 22, 2020, bears interest at an annual rate of 3.75% and is payable installments of $731 per month, beginning May 22, 2021 until May 21, 2050. The Company has to maintain a hazard insurance policy including fire, lightning, and extended coverage on all items used to secure this loan to at least 80% of the insurable value. Proceeds from loans granted under the CARES Act are intended to be used for payroll, costs to continue employee group health care benefits, rent, utilities, and certain other qualified costs (collectively, “qualifying expenses”). The Company intends to use the loan proceeds for qualifying expenses. The Company recorded an interest expense of $1,345 and $1,675, in the accompanying financial statements during the three months ended March 31, 2022 and 2021, respectively. The Company paid out $19,200 in payment of the principal and accrued interest as of March 31, 2022. As of March 31, 2022 and December 31, 2021, the loan balance outstanding was $140,962 and $148,593, respectively.

During the year ended December 31, 2021 the Company obtained insurance financing of $32,000 on the general liability and excess liability insurance policies. The loan has a finance charge of $1,604 and is payable in 10 monthly instalments of $3,360 each. As of March 31, 2022 and December 31 2021, the outstanding balance of the loan amounted to $16,251 and $25,600, respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Loans Payable as of March 31, 2022 and December 31, 2021
	March 31, 2022	December 31, 2021
Insurance Financing	$16,251	$25,600
Economic Injury Disaster Loan Program (EIDL)	$140,962	$148,593
Total	$157,213	$174,193
Less: Current Portion	$(21,819)	$(31,487)
Non-Current Portion	$135,394	$142,706

The amounts of loan payments due in the next five years ended March 31, are as follows:

Total
2023	$21,819
2024	$3,783
2025	$3,927
2026	$4,077
2027	$4,233
Thereafter	$119,374
$157,213

Note 9 – Stockholders’ Equity

Shares Authorized

The authorized capital of the Company consists of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Preferred Stock

The preferred stock may be issued from time to time in one or more series. The Board of Directors of the Company is expressly authorized to provide for the issuance of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed until the resolution adopted by the Board of Directors providing the issuance of such shares. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

As of March 31, 2022 and December 31, 2021, there were no preferred stock outstanding.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Common Stock

On June 25, 2021, the Company entered into an Agreement of Share Exchange. Pursuant to the agreement, the Company agreed to issue 50,000,000 shares of its common stock to the owners of AXIL, LLC in exchange for 100% ownership interest in AXIL, LLC. This transaction was treated as a reorganization and recapitalization. All shares and per share amounts have been retroactively adjusted for all periods presented in the accompanying consolidated financial statements.

During the three months ended March 31, 2022, the Company agreed to issue 480,690 shares of common stock at the rate of $1.20 per shares for a total of $572,552, pursuant to several private placement subscription agreements.

During the three months ended March 31, 2022, the Company agreed to issue 31,197 shares of common stock to several individuals for services provided by them to the Company. These shares were recorded at the fair market value of $1.20 per share, based on the recent sale of common stock, for an aggregate value of $162,732, in the accompanying consolidated financial statements.

On June 25, 2021, the Company agreed to issue 3,000,000 shares of its common stock, pursuant to a consulting agreement. These shares were valued at the grant date fair value, based on the board decision to sell common stock at $0.47 per share to third party investors. The Company recorded $1,410,000 as consulting expense for the fair value of the shares.

On October 1, 2021, the Company entered into an at-will contract employment agreement with an individual. Pursuant to the agreement, the Company agreed to grant 5,000,000 shares of common stock to the individual valued at $2,350,000 on the grant date based on the recent sale of common stock at $0.47 per share. 1,000,000 of such shares vested immediately. On each subsequent anniversary of October 1, 1,000,000 of such shares shall vest until all 5,000,000 shares have vested. During the year ended December 31, 2021, the Company recorded $470,000 as a consulting expense in the accompanying consolidated financial statements for the fair value of the 1,000,000 shares which had already vested and $117,500 as a consulting expense for the prorated fair value of the 1,000,000 shares which shall vest on October 1, 2022. During the three months ended March 31, 2022, the Company recorded additional 117,500 as a consulting expense for the prorated fair value of the 1,000,000 shares which shall vest on October 1, 2022.

On October 1, 2021, the Company entered into another at-will contract employment agreement with an individual valued at $94,000 on the grant date based on the recent sale of common stock at $0.47 per share. Pursuant to the agreement, the Company agreed to grant 200,000 shares of common stock to the individual. 50,000 of such shares vested immediately. On each subsequent anniversary of October 1, 30,000 of such shares shall vest until all 200,000 shares have vested. The Company recorded $23,500 as a consulting expense in the accompanying consolidated financial statements for the fair value of the 50,000 shares which had already vested and $3,525 as a consulting expense for the prorated fair value of the 30,000 shares which shall vest on October 1, 2022. During the three months ended March 31, 2022, the Company recorded additional 3,525 as a consulting expense for the prorated fair value of the 30,000 shares which shall vest on October 1, 2022.

During the year ended December 31, 2021, the Company agreed to issue 4,963,428 shares of common stock at the rate of $0.47 per shares for a total of $2,332,811, pursuant to several private placement subscription agreements.

As of March 31, 2022 and December 31, 2021, respectively 59,525,315 and 59,013,428 shares of common stock were issued and issuable.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Note 10 – Commitments and Contingencies

Contingencies

On July 15, 2021, a complaint was filed by a consumer against the Company in the United States District Court for the Court of Common Pleas, Clermont County, Ohio. The claim alleges personal injuries suffered by consumer due to use of the products sold by the Company. The claim is filed for breach of contract, violation of consumer practices, fraud and product liability. No trial date has been set as yet. The Company has filed the claim with its insurance company. The Company does not believe that the ultimate resolution of the matter will have a material adverse impact on our consolidated financial position, results of operations or cash flows.

Note 11 – Concentrations

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable and cash deposits and cash equivalents instruments. The Company maintains its cash in bank deposits accounts which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2022 and December 31, 2021, the Company held cash of approximately $1,444,641 and $1,360,979, respectively, in excess of federally insured limits. The Company has not experienced any losses in such accounts through March 31, 2022.

Concentration of Revenue, Product Line, and Supplier

During the three months ended March 31, 2022 and 2021, no individual customer represented 10% or more of our consolidated net sales.

During the three months ended March 31, 2022 and 2021, sales to customers outside the United States were insignificant.

During the three months ended March 31, 2022, approximately 90% of sales consisted of sales of Personal Sound Amplification Product “(PSAP”) devices. During the three months ended March 31, 2021, approximately 89% of sales consisted of sales of PSAP devices.

At March 31, 2022, accounts receivable from two customers represented approximately 53% at 29% and 24%, respectively and at December 31, 2021, accounts receivable from one customer represented approximately 31%.

The Company purchased inventories and products from one vendor totaling approximately $617,000 (79% of the purchases) and three vendors totaling approximately $431,000 (80% of the purchases) during the three months ended March 31, 2022 and 2021, respectively. Purchases from international vendors totaled approximately $653,000 (84% of the purchases) and $404,000 (75% of the purchases) during the three months ended March 31, 2022 and 2021.

At March 31, 2022, there were no significant payables to vendors and at December 31, 2021, accounts payable to one international vendor represented approximately 93%.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

Note 12 – Related party transactions

During the three months ended March 31, 2022 and 2021, the Company made some payments to parties related to the officers and directors of the Company as compensation for their services to the Company

The Company paid $98,897 and $48,247 as compensation to a major shareholder and director of the Company for the three months ended March 31, 2022 and 2021, respectively. The Company paid, in aggregate, $54,873 and $37,043 to the sons of the major shareholder for the three months ended March 31, 2022 and 2021, respectively, as compensation for their service to the Company.

The Company paid $85,575 and $63,967 as compensation to another major shareholder and director of the Company for the three months ended March 31, 2022 and 2021, respectively. The Company paid $1,650 and $3,150 to the daughter of the major shareholder during the three months ended March 31, 2022 and 2021, respectively, as compensation for her services to the Company. The Company paid $40,421 and $28,121, to the son in law of the major shareholder and director of the Company for the three months ended March 31, 2022 and 2021, respectively, as compensation for his services to the Company.

The Company paid $39,754 and $28,476 as compensation to another major shareholder and director of the Company for the three months ended March 31, 2022 and 2021, respectively.

Note 13 – Subsequent events

Subsequent to March 31, 2022, the Company agreed to issue 357,757 shares of common stock at the rate of $1.20 per shares for a total of $429,302, pursuant to several private placement subscription agreements.

Subsequent to March 31, 2022, the Company agreed to issue 165,669 shares of common stock to several individuals. These shares were recorded at the fair market value of the shares of $1.20 per shares, based on recent sale of common stock, for a total of $198,803.

On May 1, 2022, the Company signed an Asset Purchase Agreement with Reviv3 Procare Company to sell substantially all the assets of the Company except cash of $450,000 and inventory of $104,500 which is related to the development, production, sales and services of hearing aids. The purchase consideration for the Purchased assets was determined to be $32,318,893 which is payable at the closing of the agreement in 250,000,000 shares of Series A Non-Voting Preferred Stock of Reviv3 Procare Company and 73,183,893 shares of Common Stock of Reviv3 Procare Company.